Exhibit 10.5
FIRST AMENDMENT TO THE
CALLON PETROLEUM COMPANY
2020 OMNIBUS INCENTIVE PLAN

WHEREAS, Callon Petroleum Company (the “Company”) maintains the Callon Petroleum Company 2020 Omnibus Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors of the Company may amend or modify the Plan, or any portion thereof, at any time, subject to the approval of the Company’s stockholders under certain circumstances; and
WHEREAS, the Board of Directors of the Company desires to amend the Plan as set forth herein.
NOW, THEREFORE, pursuant to Section 12 of the Plan, the Plan is hereby amended as set forth below, effective as of April 15, 2021.
FIRST: The definition of “Change in Control” in Section 2 is hereby amended and restated in full as follows:
‘“Change in Control” means the occurrence of one or more of the following:

(a)The acquisition (other than directly from the Company) by any Person (other than an Exempt Person) of beneficial ownership of 30% or more of the total fair market value or total voting power of the Company’s Voting Stock, provided that if any Person owns 30% or more of the total voting power of the Company’s Voting Stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control;
(b)Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c)Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets (which, for this purpose, shall be deemed to be 40% or more of the total gross fair market value of the Company’s assets) of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Voting Stock of the parent entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s Voting Stock, (ii) no Person (excluding any Exempt Person) beneficially owns, directly or indirectly, 30% or more of the total fair market value or total voting power of the then outstanding Voting Stock of the parent entity resulting from such Business Combination and (iii) at least a majority of the members of the board of directors (or equivalent governing body) of the parent entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.”
SECOND: A new definition of “Exempt Person” is hereby added to Section 2, as follows:

““Exempt Person” means any of (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company’s stock.”

THIRD: Except as specifically modified herein, the Plan shall continue in full force and effect in accordance with all of the terms and conditions thereof, and this Amendment has been duly ratified, approved and adopted by the Board of Directors of the Company.